Exhibit 5.1

June 16, 2023

Cheetah Net Supply Chain Service Inc.
6201 Fairview Road, Suite 225

Charlotte, North Carolina, 28210

RE:	Form S-1 Registration Statement

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-271185), along with any amendments thereto (the “Registration Statement”), filed by Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed offering (the “Offering”) of (i) up to 1,250,000 shares of the Company’s Class A common stock, with a par value of $0.0001 per share (the “Common Stock”), to be issued by the Company (the “Primary Shares”), (ii) up to an additional 187,500 shares of Common Stock to be issued by the Company to cover the over-allotment option to be granted to the underwriters (the “Option Shares”), (iii) certain warrants (in the form filed as an exhibit to the Registration Statement) to purchase up to 71,875 shares of Common Stock (the “Warrants”), and (iv) up to 71,875 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in each case pursuant to the Registration Statement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as are ascribed to them in the Registration Statement. This opinion replaces and supersedes our opinion to the Company dated May 3, 2023.

We are acting as North Carolina counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined and are familiar with the Articles of Incorporation and the Bylaws of the Company, as each of the same have been amended through the date hereof, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books and resolutions, of the Company. We have also examined the Registration Statement and such statutes and other records, instruments, and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures and the legal capacity and mental competence of natural persons. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein. The opinion set forth below is limited to matters governed by the North Carolina Business Corporation Act.

On the basis of and in reliance upon the foregoing, we are of the opinion that:

1.	The Primary Shares and the Option Shares registered under the Registration Statement, when and if issued by the Company in the manner described in the Registration Statement (in the form declared effective by the Commission) and duly purchased and paid for, will be legally issued, fully paid, and nonassessable.

2.	The Warrant Shares registered under the Registration Statement, when and if issued by the Company upon the exercise of the Warrants in accordance with the terms thereof, will be legally issued, fully paid, and nonassessable.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement, but we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act, or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ MAYNARD NEXSEN PC
MAYNARD NEXSEN PC